UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240. 14a-12

ABIOMED, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ABIOMED, Inc.

22 Cherry Hill Drive

Danvers, MA 01923

Supplement dated July 30, 2012 to

Proxy Statement dated June 29, 2012

Dear Stockholder:

We have previously mailed to you proxy materials in connection with the solicitation of proxies to be voted at our 2012 Annual Meeting of Stockholders to be held on Wednesday, August 8, 2012, including our proxy statement dated June 29, 2012, containing important information about the items of business to be considered at the Annual Meeting.

Following its review of the recent ISS Proxy Advisory Services analysis of the proposals to be submitted to stockholders at our 2012 Annual Meeting of Stockholders, on July 27, 2012, our Board of Directors approved an amendment to our 2008 Stock Incentive Plan to revise the definition of “change of control” in the plan. This amendment to the definition of “change of control” in the plan is effective immediately and does not require stockholder approval.

Accordingly, Section 16(b) of the Second Amended and Restated 2008 Stock Incentive Plan, as set forth at Appendix A of the proxy statement is hereby amended and restated as follows:

“(b) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes, after the Effective Date of this Plan, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) the closing of a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) a complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.”

The 2008 Stock Incentive Plan, as amended to increase the number of shares of common stock that may be issued under the plan, remains subject to stockholder approval at the 2012 Annual Meeting of Stockholders.

Our Board of Directors recommends that you vote FOR the amendment to our 2008 Stock Incentive Plan as revised.

Voting Instructions

If you have already voted your shares and do not wish to change your vote, no further action is necessary. You do not need to submit a new proxy unless you wish to change your vote.

If you wish to change your vote, you can do this in three ways. You can complete and submit a new proxy card to us and this new proxy will replace your earlier dated card. You can send us a written notice stating that you would like to revoke your proxy. Finally, you can attend the annual meeting and vote in person.

This supplement to the proxy statement should be read together with the proxy statement. The information contained in this supplement replaces and supersedes any inconsistent information in the proxy statement.